CONSENT


We have issued our report dated February 21, 1997 accompanying the financial statements of USANA, Inc. and Subsidiary appearing in the 1996 Annual Report on Form 10-KSB for the year ended December 28, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."



                                          /s/ Grant Thornton LLP
                                          ----------------------
                                          GRANT THORNTON LLP




Salt Lake City, Utah
May 15, 1997